EXHIBIT 99.1


                      CERTIFICATION PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of CN Bancorp, Inc. (Company) on Form 10-QSB for the period ending March 31, 2003 as filed with the Securities and Exchange Commission and to which this Certification is an exhibit (Report), the undersigned hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods reflected therein.





           Date : May 6, 2003                /s/ Jan W. Clark
                                            -------------------------
                                            Jan W. Clark
                                            Chairman of the Board of Directors,
                                            President, Chief Executive Officer



           Date : May 6, 2003                /s/ Michael T. Storm
                                            -------------------------
                                            Michael T. Storm
                                            Chief Financial Officer


This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to CN Bancorp, Inc. and will be retained by CN Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.





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